  Exhibit 99.1

cbdMD Reports First Quarter Fiscal 2021 Results

YOY Net Sales Increased 22% to Record $12.3 Million

YOY e-Commerce Direct-to-Consumer Sales Jump 41% to Record $9.7 Million

Pet Brand, Paw CBD, YOY Net Sales Up 83%

Gross Profit Margin Hits All Time High of 72%

February 9, 2021, cbdMD, Inc. (NYSE American: YCBD, YCBDpA), one of the nation’s leading and most highly trusted and recognized cannabidiol (CBD) brands, today announced its financial results for its first quarter ended December 31, 2020.

Financial Highlights for the Quarter Ended December 31, 2020:

●
Our net sales for the first quarter of fiscal 2021 increased by 22% year-over-year to a record of $12.3 million from $10.1 million from the prior year’s quarter.

●
Our gross profit margin for the quarter increased to 72.2% from 63.5% in the prior year’s quarter.

●
We reported record quarterly E-commerce, direct-to-consumer, net sales of $9.7 million, an increase of $2.8 million, or 41%, from the prior year’s quarter and 13% sequential quarterly growth.

●
Our CBD pet brand, Paw CBD, reported in net sales in quarter increased 83%, to $1.5 million compared to $820,000 from the prior year’s quarter.

●
Our quarterly operating expenses decreased by 15% YOY to $10.7 million from $12.6 million from the prior year’s quarter, a sequential quarterly decrease of 2%.

●
Our loss from operations decreased by 71% to $1.8 million compared to $6.1 million from the prior year’s quarter.

●
Our non-GAAP adjusted operating loss decreased by 90% to $523,841, compared to $5.0 million from the prior year’s quarter.

●
Our net loss attributable to common shareholders for the quarter was approximately $9.5 million, or ($0.18) per share, as compared to net income of approximately $12.9 million, or $0.45 per share from the prior year’s quarter. Our net loss attributable to common shareholders was principally attributable to an increase of approximately $8.5 million in the non-cash contingent liability which is associated with earnout shares which may be issued under the terms of the December 2018 acquisition of Cure Based Development (which owned the cbdMD brand).

●
At December 31, 2020, we had working capital of approximately $30.6 million and cash on hand of approximately $28.8 million as compared to working capital of approximately $16.0 million and cash on hand of approximately $14.8 million at September, 2020. Our working capital position was bolstered during the quarter following our receipt of approximately $15.8 million in net proceeds from our December 2020 sale of shares of our 8.0% Series A Cumulative Convertible Preferred Stock in a firm commitment underwritten public offering.

cbdMD, Inc. will host a conference call at 4:15 p.m., Eastern time, on Tuesday, February 9, 2021, to discuss the company’s first quarter fiscal 2021 financial results and business progress.

CONFERENCE CALL DETAILS

Title:	cbdMD First Quarter 2021 Earnings Call
Event Date:	Tuesday, February 9, 2021 - 4:15 PM Eastern Time
Event Link:	Webcast URL https://www.webcaster4.com/Webcast/Page/2206/39768
Webcast Replay Expiration:	Wednesday, February 9, 2022

Participant Numbers:	Toll Free: 888-506-0062International: 973-528-0011 Entry code (not required): 117414
Replay Number:	Toll Free: 877-481-4010International: 919-882-2331Replay Passcode: 39768
About cbdMD, Inc.

cbdMD, Inc. is one of the leading, most highly trusted, and most recognized cannabidiol (CBD) brands, whose current products include CBD tinctures, CBD capsules, CBD gummies, CBD topicals, CBD bath bombs and CBD pet products. To learn more about cbdMD and our comprehensive line of over 130 SKUs of U.S. produced, Non-THC1 CBD products, please visit www.cbdMD.com, follow cbdMD on Instagram and Facebook, or visit one of the 6,000 retail outlets that carry cbdMD and Paw CBD products.

1 Non-THC is defined as below the level of detection using validated scientific analytical tools.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as filed with the Securities and Exchange Commission (the "SEC") on December 22, 2020, Item 1A. Risk Factors, contained in our Quarterly Report on Form 10-Q for the period ended December 31, 2020 as filed with the SEC on February 9, 2021 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Non-GAAP Financial Measures

This press release includes a financial measure that excludes the impact of certain items and therefore has not been calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). cbdMD, Inc. has included adjusted loss from operations because management uses this measure to assess operating performance in order to highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The adjusted operating loss has not been prepared in accordance with GAAP. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, net loss from operations as an indicator of our operating performance. Further, this non-GAAP financial measure, as presented by cbdMD, Inc., may not be comparable to similarly titled measures reported by other companies. cbdMD, Inc. has attached to this press release a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Contacts

PR:
5W Public Relations
cbdMD@5wpr.com
(212) 999-5585

Investors:

cbdMD, Inc.
John Weston
Director of Investor Relations
John.Weston@cbdMD.com
(704) 249-9515

cbdMD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND SEPTEMBER 30, 2020

	(Unaudited)
	December 31,	September 30,
	2020	2020
Assets

Current assets:
Cash and cash equivalents	$28,763,812	$14,824,644
Accounts receivable	1,021,554	911,482
Accounts receivable – discontinued operations	24,717	447,134
Marketable securities	29,181	26,472
Investment other securities	250,000	250,000
Deposits	-	40,198
Inventory	4,383,501	4,603,360
Inventory prepaid	336,362	288,178
Prepaid software	-	174,308
Prepaid equipment deposits	-	40,197
Prepaid sponsorship	1,069,600	1,203,300
Prepaid expenses and other current assets	1,496,721	902,979
Total current assets	37,375,449	23,712,252

Other assets:
Property and equipment, net	3,084,321	3,183,487
Operating lease assets	6,547,278	6,851,357
Deposits for facilities	766,708	790,708
Intangible assets, net	21,635,000	21,635,000
Goodwill	54,669,997	54,669,997
Total other assets	86,703,304	87,130,549

Total assets	$124,078,753	$110,842,801

CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND SEPTEMBER 30, 2019
(continued)

	(Unaudited)
	December 31,	September 30,
	2020	2020
Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$2,174,529	$2,850,421
Deferred revenue	22,440	45,141
Accrued expenses	2,301,154	2,724,779
Operating leases – current portion	1,242,608	1,159,098
Paycheck Protection Program loan, current portion	939,826	854,000
Note payable	56,573	55,639
Total current liabilities	6,737,130	7,689,078

Long term liabilities:
Long term liabilities	-	264,367
Note payable	153,957	-
Paycheck Protection Program loan	516,274	602,100
Operating leases - long term portion	5,688,746	6,010,208
Contingent liability	24,700,000	16,200,000
Deferred tax liability	563,000	895,300
Total long term liabilities	31,621,977	23,971,675

Total liabilities	38,359,107	31,660,753

cbdMD, Inc. shareholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, 2,800,000 and 500,000 shares issued and outstanding, respectively	2,800	500
Common stock, authorized 150,000,000 shares, $0.001 par value,
52,130,870 and 52,130,870 shares issued and outstanding, respectively	52,131	52,131
Additional paid in capital	142,548,752	126,517,784
Accumulated deficit	(56,884,037)	(47,388,367)
Total cbdMD, Inc. shareholders' equity	85,719,646	79,182,048

Total liabilities and shareholders' equity	$124,078,753	$110,842,801

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019

	Three months	Three months
	Ended	Ended
	December 31, 2020	December 31, 2019

Gross Sales	$13,131,946	$10,412,491
Allowances	(803,643)	(264,255)
Total Net Sales	12,328,303	10,148,236
Cost of sales	3,430,274	3,700,537

Gross Profit	8,898,028	6,447,699

Operating expenses	10,657,973	12,560,297
(Loss) from operations	(1,759,945)	(6,112,598)
Realized and Unrealized gain (loss) on marketable & other securities	542,710	(62,010)
(Increase) decrease of contingent liability	(8,500,000)	16,898,006
Interest (expense) income	(10,386)	7,267
Income (loss) before provision for income taxes	(9,727,621)	10,730,665

Benefit for income taxes	332,000	2,240,300
Net (Loss) Income from continuing operations	(9,395,621)	12,970,965
Net (Loss) from discontinued operations, net of tax (Note 13)	-	(41,202)
Net (Loss) Income	(9, 395,621)	12,929,763
Preferred dividends	100,050	66,734

Net (Loss) Income attributable to cbdMD, Inc. common shareholders	$(9,495,671)	$12,863,029

Net (Loss) Income per share:
Basic earnings per share	$(0.18)	$0.46
Diluted earnings per share	(0.18)	0.45
Weighted average number of shares Basic:	52,130,870	27,720,356
Weighted average number of shares Diluted:	52,130,870	28,553,856

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(Unaudited)

	Three months	Three months
	Ended	Ended
	December 31, 2020	December 31, 2019

Net (Loss) Income	$(9,395,621)	$12,929,763
Comprehensive (Loss) Income	(9,395,621)	12,929,763

Preferred dividends	(100,050)	(66,734)
Comprehensive (Loss) Income attributable to cbdMD, Inc. common shareholders	$(9,495,671)	$12,863,029

cbdMD, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(unaudited)

	Three Months Ended December 31,	Three Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net (Loss) Income	$(9,395,621)	$12,929,763
Adjustments to reconcile net (income) loss to net
cash used by operating activities:
Stock based compensation	248,894	542,574
Restricted stock expense	15,279	138,000
Issuance of stock / warrants for service	35,712	-
Impairment on discontinued operations asset	-	38,002
Depreciation and amortization	232,658	113,252
Increase/(Decrease) in contingent liability	8,500,000	(16,898,006)
Realized and unrealized loss of marketable and other securities	(542,709)	62,011
Termination benefit	305,326	-
Non-cash lease expense	304,080	382,432
Changes in operating assets and liabilities:
Accounts receivable	(110,072)	755,515
Deposits	24,000	(22,365)
Merchant reserve	-	106,590
Inventory	219,859	(1,005,631)
Prepaid inventory	(48,184)	(237,753)
Prepaid expenses and other current assets	(310,268)	(100,803)
Accounts payable and accrued expenses	(1,500,755)	454,490
Operating lease liability	(237,952)	(318,758)
Note payable	-	268,115
Deferred revenue / customer deposits	(22,701)	(7,339)
Collection on discontinued operations accounts receivable	422,417	166,667
Deferred tax liability	(332,000)	(2,240,300)
Cash used by operating activities	(2,192,038)	(4,873,544)

Cash flows from investing activities:
Proceeds from the sale of other investment securities	540,000	-
Purchase of property and equipment	(93,294)	(555,674)
Cash provided (used) by investing activities	446,706	(555,674)

Cash flows from financing activities:
Proceeds from issuance of preferred stock	15,798,115	4,421,928
Note payable	(13,564)	-
Preferred dividend distribution	(100,050)	(66,734)
Deferred issuance costs	-	45,368
Cash provided by financing activities	15,684,500	4,400,562
Net increase (decrease) in cash	13,939,168	(1,028,656)
Cash and cash equivalents, beginning of period	14,824,644	4,689,966
Cash and cash equivalents, end of period	$28,763,812	$3,661,310

Supplemental Disclosures of Cash Flow Information:

	Three Months ended December 31,	Three Months Ended December 31,
	2020	2019

Cash Payments for:
Interest expense	$3,672	$8,221

Non-cash financial activities:
Warrants issued to underwriter	$254,950	$178,513

cbdMD, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP ADJUSTED INCOME (LOSS) FROM OPERATIONS

(Unaudited)

GAAP (loss) from operations	$(1,759,945)	$(6,112,597)
Adjustments:
Depreciation	232,806	113,251
Employee and director stock compensation (1)	264,174	680,574
Other non-cash stock compensation for services (2)	35,713	91,069
Accrual for severance	403,412	-
Accrual / expenses for discretionary bonus	300,000	222,500
Non-GAAP adjusted (loss) from operations	$(523,841)	$(5,005,203)

(1)
Represents non-cash expense related to options, warrants, restricted stock expenses that have been amortized during the period.
(2)
Represents non-cash expense related to options, warrants, restricted stock expenses that have been amortized during the period.